AMENDMENT TO

SCHEDULE A

INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to the Investment Management Agreement dated:

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
Lincoln Flexible Bond Fund	0.55%	1/1/2025
Lincoln Focused Equity Fund	0.62%	1/1/2025
Lincoln Global Equity Fund	0.75% on first $1 billion	1/1/2025
	0.70% on next $1 billion
	0.65% on next $3 billion
	0.60% on next $5 billion
	0.55% above $10 billion
Lincoln Income Fund	0.39%	1/1/2025
Lincoln Inflation Plus Fund	0.85%	8/1/2024
Lincoln Low Duration US Government Fund	0.50% on first $5 billion	1/1/2025
	0.44% on next $5 billion
	0.41% on next $5 billion
	0.38% above $15 billion
Lincoln Market Leaders Value Fund	0.55% on first $25 million	1/1/2025
	0.45% on next $75 million
	0.35% above $100 million
Lincoln Mid Cap Growth Fund	0.75% on first $1 billion	1/1/2025
	0.70% on next $1 billion
	0.65% on next $3 billion
	0.60% on next $5 billion
	0.55% above $10 billion
Lincoln Sustainability Leaders Fund	0.65% on first $1 billion	1/1/2025
	0.625% on next $1 billion
	0.60% above $2 billion
Lincoln Tactical Dividend Income Fund	0.75% on first $1 billion	1/1/2025
	0.725% on next $1 billion
	0.70% on next $3 billion
	0.675% on next $5B
	0.65% above $10 billion

A-1

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
Lincoln U.S. Equity Income Maximizer Fund	0.85%	8/1/2024
Lincoln U.S. Small Cap Equity Fund	0.70%	1/1/2025

[1]

To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Investment Manager any fee pursuant to Section 4) of the Agreement.

[Signature Page to Follow]

A-2

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of January 1, 2025 and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN FUNDS TRUST, on behalf of each of its series

By:	/s/ Benjamin A. Richer	By:	/s/ James Hoffmayer
Name:	Benjamin A. Richer	Name:	James Hoffmayer
Title:	Senior Vice President	Title:	Vice President & Chief Accounting Officer

A-3